Exhibit 10.6

AMENDMENT NO. 1
TO THE
AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
HINES REIT PROPERTIES, L.P.
This Amendment No. 1 (this “Amendment”) to the Amended and Restated Agreement of Limited Partnership of Industrial Hines REIT Properties, L.P. (the “Partnership”), dated as of May 24, 2004 (the “Partnership Agreement”), is executed as of December 4, 2013. Capitalized terms used herein but not defined shall have the meaning set forth in the Partnership Agreement.
RECITALS
WHEREAS, Hines Real Estate Investment Trust, Inc., a Maryland corporation (the “General Partner” or the “Company”), Hines Real Estate Holdings Limited Partnership (“HREH”) and HALP Associates Limited Partnership (“HALP,” and, together with HREH and any other parties identified as “Limited Partners” on Schedule A to the Partnership Agreement, the “Limited Partners”) are parties to the Partnership Agreement (each of the General Partner and each Limited Partner is a “Partner” and collectively are the “Partners”); and
WHEREAS, the Partners deem it to be in their best interest to amend the Partnership Agreement in accordance with this Amendment;
NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners agree as follows:
1.Section 2.1 of the Partnership Agreement is hereby amended as follows:
(a)    The following terms are added to Section 2.1:
(i)    “Acquisition Fee” shall mean the amount of the acquisition fee payable to the Advisor pursuant to the Advisory Agreement, prior to any reduction of such fee due to a waiver of all or a portion of such fee by the Advisor;
(ii)    “Advisor” shall mean Hines Advisors Limited Partnership, a Texas limited partnership;
(iii)    “Advisory Agreement” shall mean the Advisory Agreement, among the Partnership, the Advisor and the Company, dated July 1, 2010, as renewed for additional one-year terms effective through December 31, 2013, as amended from time to time; and
(iv)    “Asset Management Fee” shall mean the amount of the asset management fee payable to the Advisor pursuant to the Advisory Agreement, prior to any reduction of such fee due to a waiver of all or a portion of such fee by the Advisor.

(b)    The following terms are hereby amended and replaced in their entirety as follows:
(i)    “Net Asset Value” shall mean the net asset value of the Company, as determined by the Board of Directors in connection with its most recent public announcement of the Company’s estimated net asset value per share.
(ii)    “Percentage Interest” shall mean a percentage that is determined for each Partner in the following manner:

(a) End of Month Calculation of Percentage Interest Attributable to Participation Interest: As of the end of each calendar month, the holder of the Participation Interest shall have a Percentage Interest in respect of its Participation Interest equal to the sum of (1) the Percentage Interest of the holder of the Participation Interest as of the end of the immediately preceding month, adjusted as provided in clause (c) below for OP Units issued or redeemed during the calendar month just ended, and further adjusted for any redemptions of such Participation Interest during the calendar month just ended, plus (2) the amount of the Asset Management Fee for the calendar month just ended, as reduced by the amount, if any, waived by HALP in writing, divided by the Equity Value of the Partnership (as defined below) as of the end of such month, plus (3) the amount of the Acquisition Fee for the calendar month just ended, as reduced by the amount, if any, waived by HALP in writing, divided by the Equity Value of the Partnership as of the end of such month; provided, however, that no adjustment shall be made under either clause (2) or clause (3) as of the end of any calendar month if, during such calendar month or any prior calendar month, the Advisory Agreement has expired and not been renewed or otherwise has been terminated.

(b) “Equity Value of the Partnership”: As of a particular date, “Equity Value of the Partnership” shall mean (i) in cases where the Company has a public offering of Common Shares in effect (other than an offering exclusively consisting of shares offered pursuant to the Company’s dividend reinvestment plan), the product of (A) the per-share offering price for the Common Shares that are the subject of such public offering, net of selling commissions, dealer manager fees and the per share estimate of organization and offering costs (based on the maximum number of Common Shares being sold in the offering), multiplied by (B) a number equal to the number of OP Units outstanding as of such date, divided by the difference between 100% and the Percentage Interest attributable to the Participation Interest as of such date, and (ii) in cases where the Company does not have such a public offering of Common Shares in effect, the Net Asset Value as of such date.

(c) When Change to Participation Interest Becomes Effective. The Percentage Interest determined under clause (a) as of the end of a particular month shall become effective as of the beginning of the immediately following month.

(d) Adjustment of Percentage Interest Attributable to Participation Interest Following Issuance or Redemption of OP Units. Immediately after the issuance or redemption by the Partnership of any OP Units, the Percentage Interest attributable to the Participation Interest shall be adjusted so that it equals (1) the Percentage Interest attributable to the Participation Interest immediately prior to the issuance or redemption of such OP Units, multiplied by (2) a fraction whose numerator is (x) the number of OP Units outstanding immediately prior to the issuance or redemption of such OP Units and whose denominator equals (y) the number of OP Units outstanding immediately after the issuance or redemption of such OP Units.

(e) Calculation of Percentage Interests of Partners Holding OP Units. The Percentage Interest as of a particular time for each Partner holding OP Units shall equal (1) 100% minus the Percentage Interest attributable to the Participation Interest, multiplied by (2) the sum of the OP Unit Value of any Preference Units held by that Partner and the number of OP Units held by that Partner, divided by (3) the sum of the OP Unit Value of all Preference Units issued and outstanding at the time and the total number of OP Units issued and outstanding at the time.

(f) Percentage Interests of the Partners. The respective Percentage Interests of the Partners as of the date of this Amendment are set forth in Schedule A attached to this Amendment.

2.    This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of such counterparts shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties.
3.    Except as specifically amended hereby, the Partnership Agreement shall remain in full force and effect.
[signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.
GENERAL PARTNER:
HINES REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation

By: /s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

LIMITED PARTNERS:
HINES REAL ESTATE HOLDINGS LIMITED PARTNERSHIP,
a Texas limited partnership

By: JCH Investments, Inc., its general partner

By: /s/ Sherri W. Schugart
Name: Sherri W. Schugart
Title: Senior Managing Director/Chief Executive Officer

HALP ASSOCIATES LIMITED PARTNERSHIP,
A Texas limited partnership
By: HALP GP LLC, its general partner
By: Hines 2005 VS II LP, its sole member
By: Hines 2005 VS II GP LLC, its general partner
By: Hines Interests Limited Partnership, its sole member
By: Hines Holdings, Inc., its general partner
By: /s/ Sherri W. Schugart
Name: Sherri W. Schugart
Title: Senior Managing Director/Chief Executive Officer

NY 243358583v2

SCHEDULE A
Percentage Interest of Partners
as of December 4, 2013

General Partner:

Hines Real Estate Investment Trust, Inc.                        93.841%

Limited Partners:

Hines Real Estate Holdings Limited Partnership                    0.453%

HALP Associates Limited Partnership                        5.706%

NY 243358583v2